INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-31984 of Avondale Industries, Inc. on Forms S-8 and S-3 of our report dated February 24, 1995, appearing in this Annual Report on Form 10-K of Avondale Industries, Inc. for the year ended December
31, 1994.



\s\ DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP

New Orleans, Louisiana
February 24, 1995